AMENDMENT TO
AMENDED AND RESTATED TRANSFER AGENT SERVICING AGREEMENT

         This Amendment to the Amended and Restated Transfer Agent Servicing Agreement (this “Amendment”), dated February 22, 2011, is made and entered into by and among LKCM Funds, a Delaware business trust (“Trust”), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

WHEREAS, the Trust and USBFS are parties to that certain Amended and Restated Transfer Agent Servicing Agreement, dated November 17, 2009 (the “Agreement”).

WHEREAS, the Board of Trustees of the Trust has approved the establishment of the LKCM Small-Mid Cap Equity Fund (the “Fund”), a new series of the Trust; and

WHEREAS, the parties desire to amend the Agreement to extend the terms and provisions thereof to the Fund;

NOW, THEREFORE, the parties hereby agree as follows:

1.           Amendment.  Effective as of the date hereof, Exhibit A of the Agreement shall be replaced in its entirety by Exhibit A attached to this Amendment.

2.           Full Force and Effect.  Except as expressly set forth herein, the Agreement, as amended hereby, shall remain in full force and effect.

* * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the date first written above.

LKCM FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Jacob D. Smith	By: /s/ Michael R. McVoy

Name: Jacob D. Smith	Name: Michael R. McVoy

Title: Chief Financial Officer /Chief Compliance Officer	Title: Executive Vice President

EXHIBIT A

Separate Series of LKCM Funds

Name of Series
LKCM Small Cap Equity Fund (Institutional Class)
LKCM Small Cap Equity Fund (Adviser Class)
LKCM Equity Fund (Institutional Class)
LKCM Equity Fund (Adviser Class)
LKCM Balanced Fund
LKCM Fixed Income Fund
LKCM International Fund
LKCM Aquinas Growth Fund
LKCM Aquinas Value Fund
LKCM Aquinas Small Cap Fund
LKCM Small-Mid Cap Equity Fund (Institutional Class)
LKCM Small-Mid Cap Equity Fund (Adviser Class)

LKCM Funds TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE Effective May 1, 2011

Service Charges to the Fund*

Shareholder Account Fee (Subject to Minimum)

♦ No-Load  - $[   ] /account
Annual Minimum
♦ $[   ] Small Cap Equity
♦ $[   ] Equity fund I; Smid-Cap I
♦ $[   ] each additional Fund
♦ LKCM Equity Fund Adviser Class reduced fee to
   $[   ] per year.

Activity Charges
♦ Telephone Calls - $[   ] /call
♦ Daily Valuation Trades - $[   ] /trade
♦ Lost Shareholder Search - $[   ] /search
♦ AML New Account Service - $1.00/new domestic
    accounts, $[   ] /new foreign account and $[   ]
    shareholder verification
♦ CH/EFT Shareholder Services:
$[   ] /month/fund group
$[   ] /ACH item, setup, change
$[   ] /correction, reversal
● Omnibus Account Transactions
      $[   ] each – first [   ]  transactions
      $[   ] each – next [   ]  transactions
      $[   ] each – next [   ] transactions
      $[   ] each – next [   ] transactions
      $[   ] each – balance of transactions
●    CCO Support Services - $[   ] per year
Out-of-pocket Costs - Including but not limited to:
♦  Telephone toll-free lines, call transfers, etc.
♦  Mailing, sorting and postage
♦  Stationery, envelopes
♦  Programming, special reports
♦  Insurance, record retention, microfilm/fiche
♦  Proxies, proxy services
♦  ACH fees, NSCC charges
♦  Disaster recovery – per open account
♦  All other out-of-pocket expenses

Fees are billed monthly.

Service Charges to Investors
Qualified Plan Fees (Billed to Investors)
   ♦  $[   ] /qualified plan acct (Cap at $[   ] /SSN)
   ♦  $[   ] /Coverdell ESA acct (Cap at $[   ] /SSN)
   ♦  $[   ] /transfer to successor trustee
   ♦  $[   ] /participant distribution (Excluding SWPs)
   $[   ] /refund of excess contribution

Additional Shareholder Fees (Billed to Investors)

   ♦  $[   ] /outgoing wire transfer
   ♦  $[   ] /overnight delivery
   ♦  $ [   ] /telephone exchange
   ♦  $[   ] /return check or ACH
   ♦  $[   ] /stop payment
   ♦  $[   ] /research request per account (Cap at $[   ]
        /request) (For requested items of the second calendar
    year [or previous] to the request)

1.   Fund Group Setup (first cusip) - $[   ] /fund group
2.   Fund Setup - $[   ] /cusip (beyond first cusip)
3.   NSCC Service Interface – All NSCC Services
   ♦  Setup - $[   ] /fund group
4.   Telecommunications and Voice Services
   ♦  Service Setup - $[   ] ATT transfer connect
   ♦  VRU Setup - $[   ] /fund group
   ♦  VRU Maintenance - $[   ]  /month
   ♦  $[   ] /voice response call
   ♦  $[   ] /voice recognition call
5.   Asset Allocation Services - $[   ] /account group/year (4
       reallocations)
6.   Average Cost - $[   ] /account/year
7.   Development/Programming - $[   ]  /hour
8.   File Transmissions – subject to requirements
9.   Selects - $[   ]  per select
10. Extraordinary services – charged as incurred
 ♦ Conversion of Records (if necessary) – Estimate to be
     provided.
 ♦ Custom processing, re-processing
All other extraordinary services

 ♦ Subject to Cost of Living adjustment based on the Milwaukee CPI